Exhibit 99.1

Cancer Genetics Reports Second Quarter 2020 Financial Results

RUTHERFORD, N.J., August 14, 2020 (GLOBE NEWSWIRE) — Cancer Genetics, Inc. (the “Company”) (Nasdaq: CGIX), a leader in drug discovery and preclinical oncology and immuno-oncology services, announced yesterday financial and operating results for the quarter ended June 30, 2020.

SECOND QUARTER 2020 FINANCIAL RESULTS

The Company reported total revenue from continuing operations of $1.4 million for the second quarter of 2020 compared to revenue of $1.5 million in the second quarter of 2019, a decrease of approximately $0.1 million or 5% principally due to the timing of discovery services studies.

Gross profit remained approximately the same in both of the comparable quarters of 2019 and 2020, while the overall gross margin increased by 4 percentage points, from approximately 52% to 56%. The Discovery Services business unit gross margin increased in second quarter of 2020 compared to 2019 principally due to lower lab supplies and outsourcing expenses in the comparable periods.

Total operating expenses for the second quarter of 2020 were approximately $2.5 million, an increase of 68% compared to $1.5 million during the second quarter of 2019. The increase in total operating expenses was primarily due to an increase in professional fees of $901 thousand including one-time costs of approximately $619 thousand associated with accounting for discontinuing operations as well as the timing of such fees incurred (Q1 2019 vs. Q2 2020) and connected to the annual filing of the Company’s Form 10-K. These additional expenses resulted from the significant company turnaround associated with the disposition of two business units and close-out of those discontinued operations.

Net loss from continuing operations was $1.8 million or $0.82 per share for the second quarter of 2020, compared to a net loss of $0.5 million or $0.24 per share for the second quarter of 2019.

Cash and cash equivalents totaled approximately $2.9 million as of June 30, 2020.

The Company filed its quarterly report for Q2 2020 on Form 10-Q yesterday with the Securities and Exchange Commission.

ABOUT CANCER GENETICS

Through its vivoPharm subsidiary, Cancer Genetics offers proprietary preclinical test systems supporting clinical diagnostic offerings at early stages, valued by the pharmaceutical industry, biotechnology companies and academic research centers. The Company is focused on precision and translational medicine to drive drug discovery and novel therapies. vivoPharm specializes in conducting studies tailored to guide drug development, starting from compound libraries and ending with a comprehensive set of in vitro and in vivo data and reports, as needed for Investigational New Drug filings. vivoPharm operates in The Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC) accredited and GLP compliant audited facilities. For more information, please visit www.cancergenetics.com.

For more information, please visit or follow CGI at:

Internet: www.cancergenetics.com

Twitter: @Cancer_Genetics

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics Inc.’s expectations regarding future financial and/or operating results, and potential for our services, future revenues or growth, or the potential for future strategic transactions in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in our attempts to adapt to the global coronavirus pandemic, achieve profitability and increase sales of our pre-clinical services, maintain our existing customer base and avoid cancellation of customer contracts or discontinuance of trials, raise capital to meet our liquidity needs, properly evaluate strategic options, and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended June 30, 2020, along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contacts:

Jennifer K. Zimmons. Ph.D.

Investor Relations

Zimmons International Communications, Inc.

Email: jzimmons@zimmonsic.com

Phone: +1.917.214.3514

Cancer Genetics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except par value)

	June 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,864	$3,880
Restricted cash	—	350
Accounts receivable	611	696
Earn-Out from siParadigm, current portion	740	747
Excess Consideration Note	—	888
Other current assets	407	546
Current assets of discontinuing operations	—	71
Total current assets	4,622	7,178
FIXED ASSETS, net of accumulated depreciation	524	558
OTHER ASSETS
Operating lease right-of-use assets, net of accumulated amortization	123	94
Earn-Out from siParadigm, less current portion	48	356
Patents and other intangible assets, net of accumulated amortization	2,681	2,895
Investment in joint venture	56	92
Goodwill	3,090	3,090
Other	644	641
Total other assets	6,642	7,168
Total Assets	$11,788	$14,904
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,674	$2,072
Obligations under operating leases, current portion	93	193
Obligations under finance leases, current portion	70	68
Deferred revenue	979	1,217
Note payable, net	840	1,277
Advance from NovellusDx, Ltd., net	50	350
Advance from siParadigm, current portion	536	566
Due to Interpace Biosciences, Inc.	628	—
Current liabilities of discontinuing operations	611	1,229
Total current liabilities	6,481	6,972
Obligations under operating leases, less current portion	11	10
Obligations under finance leases, less current portion	97	107
Advance from siParadigm, less current portion	72	252
Warrant liability	26	178
Total Liabilities	6,687	7,519
STOCKHOLDERS’ EQUITY
Preferred stock, authorized 9,764 shares, $0.0001 par value, none issued	—	—
Common stock, authorized 100,000 shares, $0.0001 par value, 2,260 and 2,104 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	172,431	171,783
Accumulated other comprehensive income (loss)	(27)	26
Accumulated deficit	(167,303)	(164,424)
Total Stockholders’ Equity	5,101	7,385
Total Liabilities and Stockholders’ Equity	$11,788	$14,904

See Notes to Unaudited Condensed Consolidated Financial Statements.

Cancer Genetics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Other Comprehensive Loss (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$1,446	$1,525	$2,872	$3,347
Cost of revenues	640	734	1,454	1,736
Gross profit	806	791	1,418	1,611
Operating expenses:
General and administrative	2,232	1,184	3,765	2,966
Sales and marketing	284	317	625	502
Total operating expenses	2,516	1,501	4,390	3,468
Loss from operations	(1,710)	(710)	(2,972)	(1,857)
Other income (expense):
Interest expense	(97)	(514)	(175)	(1,129)
Interest income	—	—	4	2
Change in fair value of acquisition note payable	—	7	4	7
Change in fair value of other derivatives	—	55	—	86
Change in fair value of warrant liability	25	206	152	199
Change in fair value of siParadigm Earn-Out	(89)	—	(65)	—
Other income (expense)	105	(11)	105	(11)
Total other income (expense)	(56)	(257)	25	(846)
Loss from continuing operations before income taxes	(1,766)	(967)	(2,947)	(2,703)
Income tax expense (benefit)	—	(512)	6	(512)
Loss from continuing operations	(1,766)	(455)	(2,953)	(2,191)
Income (loss) from discontinuing operations	66	(3,318)	74	(6,199)
Net loss	(1,700)	(3,773)	(2,879)	(8,390)
Foreign currency translation gain (loss)	(157)	35	(53)	(41)
Comprehensive loss	$(1,857)	$(3,738)	$(2,932)	$(8,431)

Basic and diluted net loss per share from continuing operations	$(0.82)	$(0.24)	$(1.39)	$(1.24)
Basic and diluted net income (loss) per share from discontinuing operations	0.03	(1.74)	0.04	(3.51)
Basic and diluted net loss per share	$(0.79)	$(1.98)	$(1.35)	$(4.75)

Basic and diluted weighted-average shares outstanding	2,146	1,905	2,126	1,768

See Notes to Unaudited Condensed Consolidated Financial Statements.